Exhibit 10.5

                              ZIMMER HOLDINGS, INC.
                      EXECUTIVE PERFORMANCE INCENTIVE PLAN

            1. Purpose: The purpose of the Executive Performance Incentive Plan (the "Plan") is to promote the interests of Zimmer Holdings, Inc. (the "Company") and its stockholders by providing additional compensation as incentive to certain key executives of the Company and its Subsidiaries and Affiliates who contribute materially to the success of the Company and such Subsidiaries and Affiliates.

            2. Definitions: The following terms when used in the Plan shall, for the purposes of the Plan, have the following meanings:

                  (a) "Affiliate" shall mean any entity in which the Company has an ownership interest of at least 20%.

                  (b) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (c) "Company" shall mean Zimmer Holdings, Inc., its
            Subsidiaries and Affiliates.

                  (d) "Exchange Act" shall mean the Securities Exchange Act of
            1934, as amended.

                  (e) "Retirement" shall mean termination of the employment of an employee with the Company or a Subsidiary or Affiliate on or after

                        (i) the employee's 65th birthday or

                        (ii) the employee's 55th birthday having completed 10
                  years of service with the Company.

                  (f) "Subsidiary" shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of "subsidiary corporation" in Section 424 of the Code.

            3. Administration: The Plan shall be administered under the supervision of the Board of Directors of the Company (the "Board") which may exercise its powers, to the extent herein provided, through the agency of a Compensation and Management Development Committee (the "Committee") which shall be appointed by the Board. The Committee shall consist of not less than two (2) members of the Board who meet the definition of "outside directors" under the provisions of Section 162(m) of the Code and the definition of "non-employee directors" under the provisions of the Exchange Act or the regulations or rules promulgated thereunder.

            The Committee, from time to time, may adopt rules and regulations ("Regulations") for carrying out the provisions and purposes of the Plan and make such determinations, not inconsistent with the terms of the Plan, as the Committee shall deem


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appropriate. The Committee may alter, amend or revoke any Regulation adopted.
The interpretation and construction of any provision of the Plan by the Committee shall, unless otherwise determined by the Board, be final and conclusive.

            The Committee may delegate its responsibilities for administering the Plan to a committee of key executives as the Committee deems necessary. Any Awards under the Plan to members of this committee and to such other of the Participants as may be determined from time to time by the Board or the Committee shall be referred to the Committee or Board for approval. However, the Committee may not delegate its responsibilities under the Plan relating to any executive who is subject to the provisions of Section 162(m) of the Code or in regard to the issuance of any stock under Section 6(c).

            4. Participation: "Participants" in the Plan shall be such key executives of the Company as may be designated by the Committee to participate in the Plan with respect to each fiscal year.

            5. Performance Incentive Awards:

                  (a) For each fiscal year of the Company, the Committee shall determine:

                        (i) The Company, Subsidiaries and/or Affiliates to
                  participate in the Plan for such fiscal year.

                        (ii) The names of those key executives whom it considers
                  should participate in the Plan for such fiscal year.

                        (iii) The basis(es) for determining the amount of the
                  Awards to such Participants, including the extent, if any, to which payment of all or part of an Award will be dependent upon the attainment by the Company or any Subsidiary or Affiliate or subdivision thereof of any specified performance goal or objective. Performance criteria for Awards under the Plan may include one or more of the following operating performance measures:

                   a. Earnings                      d.  Financial return ratios
                   b. Revenue                       e.  Total Shareholder Return
                   c. Operating or net cash flows   f.  Market share

                  For any Participant not subject to Section 162(m) of the Code, other performance measures or objectives, whether quantitative or qualitative, may be established.

                  The Committee shall establish the specific targets for the selected measures. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index.


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                        (iv) Whether a percentage of an Award shall be deferred
                  or whether a Participant may request the Committee to approve deferred payment of a percentage (not less than 25%) of an Award (the "Deferred Portion"). Any Award or portion of Award of which the Committee does not require deferral or the Participant does not request deferral shall be paid subject to the provisions of Section 6 (the "Current Portion"). Any Award which includes a Deferred Portion shall be subject to the terms and conditions stated in Section 10 and in any Regulations established by the Committee.

                  (b) At any time after the commencement of a fiscal year for which Awards have been determined, but prior to the close thereof, the Committee may, in its discretion, eliminate or add Participants, or increase or decrease the Award of any Participant; but the Committee may not alter any election made relative to establishing a Deferred Portion of an Award. Any changes or additions with respect to Awards of members of any committee established to oversee the Plan shall be referred to the Board or Committee, as appropriate, for approval.

            6. Payment of Current Portion of Performance Incentive Awards:

                  (a) Subject to such forfeitures of Awards and other conditions as are provided in the Plan, the Awards made to Participants shall be paid to them or their beneficiaries as follows:

                        (i) As soon as practicable after the end of the fiscal
                  year, the Committee shall determine the extent to which Awards have been earned on the basis of the actual performance in relation to the established performance objectives as established for that fiscal year. Such Awards are only payable to the extent that the Participants have performed their duties to the satisfaction of the Committee.

                        (ii) While no Participant has an enforceable right to
                  receive a Current Portion until the end of the fiscal year as outlined in (i) above, payments on account of the Current Portion may be provisionally made in accordance with the Regulations, based on tentative estimates of the amount of the Award. A Participant shall be required to refund any portion or all of such payments in order that the total payments may not exceed the Current Portion as finally determined, or if the Participant shall forfeit his or her Award for any reason during the fiscal year.

                  (b) There shall be deducted from all payments of Awards any taxes required to be withheld by any government entity and paid over to any such government in respect of any such payment. Unless otherwise elected by the Participant, such deductions shall be at the established withholding tax rate. Participants may elect to have the deduction of taxes cover the amount of any applicable tax (the amount of withholding tax plus the incremental amount


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            determined on the basis of the highest marginal tax rate applicable to such Participant).

                  (c) Form of Payment. The Committee shall determine whether payment with respect to the Current Portion of an Award, or to the payment of a Deferred Portion made under the provisions of Section 10, shall be made entirely in cash, entirely in Common Stock of the Company, or partially in cash and partially in Common Stock. Further, if the Committee determines that payment should be made in the form of Restricted Shares of Common Stock of the Company, the Committee shall designate the restrictions which will be placed upon the Common Stock and the duration of those restrictions. For any fiscal year, the Committee may not cause Awards to be made under this provision which would result in the issuance, either on a current or restricted basis, of more than three-tenths of one percent of the number of shares of Common Stock of the Company issued and outstanding as of January 1 of the fiscal year relating to the payment (or as of the effective date of the Plan, in the case of the 2001 fiscal year).

            7. Maximum Payments under the Plan: Payments under the Plan shall be subject to the following maximum levels.

                  (a) Total Payments. The total amount of Awards paid under the
            Plan relating to fiscal year may not exceed two and one-half percent of the pretax earnings for the Company in that fiscal year.

                  (b) Maximum Individual Award. The maximum amount which any individual Participant may receive relating to any fiscal year may not exceed 0.625 percent of the pretax earnings for the Company in that fiscal year.

            8. Conditions Imposed on Payment of Awards: Payment of each Award to a Participant or to the Participant's beneficiary shall be subject to the following provisions and conditions:

                  (a) Rights to Awards. No Participant or any person claiming under or through the Participant shall have any right or interest, whether vested or otherwise, in the Plan or in any Award thereunder, contingent or otherwise, unless and until all of the terms, conditions and provisions of the Plan and the Regulations that effect such Participant or such other person shall have been complied with. Nothing contained in the Plan or in the Regulations shall require the Company to segregate or earmark any cash, shares or stock or other property. Neither the adoption of the Plan nor its operation shall in any way affect the rights and power of the Company or of any Subsidiary or Affiliate to dismiss and/or discharge any employee at any time.


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                  (b) Assignment or Pledge of Rights of Participant. No rights under the Plan, contingent or otherwise, shall be assignable or subject to any encumbrance, pledge or charge of any nature except that a Participant may designate a beneficiary pursuant to the provisions of Section 9 hereof.

                  (c) Rights to Payments. No absolute right to any Award shall be considered as having accrued to any Participant prior to the close of the fiscal year with respect to which an Award is made and then such right shall be absolute only with respect to any Current Portion thereof; the Deferred Portion will continue to be forfeitable and subject to all of the conditions of the Plan. No Participant shall have any enforceable right to receive any Award made with respect to a fiscal year or to retain any payment made with respect thereto if for any reason (death included) the Participant, during such entire fiscal year, has not performed their duties to the satisfaction of the Company.

            9. Designation of Beneficiary: A Participant may name a beneficiary to receive any payment to which the Participant may be entitled under the Plan in the event of their death, on a form to be provided by the Committee. A Participant may change their beneficiary from time to time in the same manner.

            If no designated beneficiary is living on the date on which any payment becomes payable to a Participant's beneficiary, such payment will be payable to the person or persons in the first of the following classes of successive preference:

                  (a) Widow or Widower, if then living
                  (b) Surviving children, equally
                  (c) Surviving parents, equally
                  (d) Surviving brothers and sisters, equally
                  (e) Executors or administrators

and the term "beneficiary" as used in the Plan shall include such person or persons.

            10. Deferral of Payments: Any portion of an Award deemed the Deferred Portion under Section 5(a)(iv) shall be subject to the following:

                  (a) The Committee will, in its sole discretion, determine
            whether or not a Deferred Portion may be elected by the Participant under an Award or if a Deferred Portion shall be required. If a Deferred Portion election is permitted for an Award, the Committee will establish guidelines regarding the date by which such deferral election by the Participant must be made in order to be effective.

                  (b) Concurrent with the establishment of a Deferred Portion for any Award, the Participant shall determine, subject to the approval of the Committee, thc portion of any Participant's Deferred Portion that is to be valued by reference to the Performance Incentive Fixed Income Fund (hereinafter referred to as the "Fixed Income Fund"), the portion that is to be valued by reference to the Performance Incentive Equity Fund (hereinafter referred to as the "Equity Fund"),


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            the portion that is to be valued by reference to the Performance
            Incentive Company Stock Fund (hereinafter referred to as the "Stock Fund") and the portion that shall be valued by reference to any other fund(s) which may be established by the Committee for this purpose.

                  (c) Prior to the beginning of each fiscal year, the Committee shall determine if the Fund(s) used to value the account of any Participant may be changed from the Fund currently used to any other Fund established for use under this Plan. Any such determination relating to an individual who is making determinations under this subsection (c), shall be referred to the Board (or such Committee of the Board as may be designated by the Board) for approval.

                  (d) Payment of the total amount of a Participant's Deferred
            Portions shall be made to the Participant, or, in case of the death of the Participant prior to the commencement of payments on account of such total amount, to the Participant's beneficiary, in installments commencing as soon as practical after the Participant shall cease, by reason of death or otherwise, to be an employee of the Company, in case of the death of any Participant after the commencement payments on account of the total of the Deferred Portions, the then remaining unpaid balance thereof shall continue to be paid in installments, at such times and in such manner as if such Participant were living, to the beneficiary(ies) of the Participant. However, the Committee shall possess absolute discretion to accelerate the time of payment of any remaining unpaid balance of the Deferred Portions to any extent that it shall deem equitable and desirable under circumstances where the Participant at the time of payment shall no longer be an employee of the Company or shall have died.

                  (e) Conduct of Participant Following Termination of
            Employment. If, following date on which a Participant shall cease to be an employee of the Company, the Participant shall at any time either discloses to unauthorized persons confidential information relative to thc business of any of the Company or otherwise act or conduct themselves in a manner which the Committee shall determine is inimical or contrary to the best interest of the Company, the Company's obligation to make any further payment on account of the Deferred Portions of such Participant shall forthwith terminate.

                  (f) Assignment of Rights by Participant or Beneficiary. If any
            Participant or beneficiary of a Participant shall attempt to assign their rights under the Plan in violation of the provisions thereof, the Company's obligation to make any further payments to such Participant or beneficiary shall forthwith terminate.

                  (g) Determination of Breach of Conditions. The determination of the Committee as to whether an event has occurred resulting in a forfeiture or a termination or reduction of the Company's obligation in accordance with the foregoing provisions of this paragraph 10 shall be conclusive.


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                  (h) Fund Composition and Valuation. Deferred Portions of
            Awards under the Plan shall be valued and maintained as follows:

                        (i) In accordance with the provisions, and subject to
                  the conditions, of the Plan and the Regulations, the Deferred Portion as established by the Committee shall be valued in reference to the Participant's account(s) in the Equity Fund, in the Fixed Income Fund, in the Company Stock Fund, and in any other Fund established under this Plan. Account balances shall be maintained as dollar values, units or share equivalents as appropriate based upon the nature of the fund. For unit or share-based funds, the number of units or shares credited shall be based upon the established unit or share value as of the last day of the quarter preceding the crediting of the Deferred Portion.

                        (ii) Investment income credited to Participants'
                  accounts under the Fixed Income Fund shall be determined by the Committee based upon the prevailing rates of return experienced by the Company. The investment income credited to Participants under the Equity Fund shall be established based upon an established market index reflecting the rate of return on equity investments. The Company shall advise Participants of the specific measures used and the current valuations of these Funds as appropriate to facilitate deferral decisions, investment choices and to communicate payout levels. The Company Stock Fund shall consist of units valued as one share of Common Stock of the Company (par value $.01).

                        (iii) Nothing contained in the Fund definitions in
                  subparagraphs 10(h)(i) and 10(h)(ii) above shall require the Company to segregate or earmark any cash, shares, stock or other property to determine Fund values or maintain Participant account levels.

                        (iv) Alternative Funds. The establishment of the "Fixed
                  Income Fund," the "Equity Fund" and the "Stock Fund" as detailed in subparagraphs (i) and (ii) of this paragraph shall not preclude the right of the Committee to direct the establishment of additional investment funds ("Funds").

In establishing such funds, the Committee shall determine the criteria to be used for determining the value of such Funds.

                  (i) Accelerated Distributions. The Committee may, at its sole discretion, allow for the early payment of a Participant's Deferred Portion(s) in the event of an "unforeseeable emergency". An "unforeseeable emergency" is defined as an unanticipated emergency caused by an event beyond the control of the Participant that would result in severe financial hardship if the distribution were not permitted. Such distributions shall be limited to the amount necessary to


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            sufficiently address the financial hardship. Any distributions under this provision shall be consistent with all rules and regulations established under the Code.

            11. Miscellaneous:

                  (a) By accepting any benefits under the Plan, each Participant and each person claiming under or through him shall be conclusively deemed to have indicated acceptance and ratification of, and consent to, any action taken or made to be taken or made under the Plan by the Company, the Board, the Committee or any other committee appointed by the Board.

                  (b) Any action taken or decision made by the Company, the
            Board, the Committee, or any other committee appointed by the Board arising out of or in connection with the construction, administration, interpretation or effect of the Plan or of the Regulations shall lie within its absolute discretion, as the case may be, and shall be conclusive and binding upon all Participants and all persons claiming under or through any Participation.

                  (c) No member of the Board, the Committee, or any other
            committee appointed by the Board shall be liable for any act or failure to act of any other member, or of any officer, agent or employee of such Board or Committee, as the case may be, or for any act or failure to act, except on account of their own acts done in bad faith. The fact that a member of the Board shall then be, shall theretofore have been or thereafter may be a Participant in the Plan shall not disqualify such person from voting at any time as a director with regard to any matter concerning the Awards, or in favor of or against any amendment or alteration of the Plan, provided that such amendment or alteration shall provide no benefit for directors as such and provided that such amendment or alteration shall be of general application.

                  (d) The Board, the Committee, or any other committee appointed by the Board may rely upon any information supplied to them by any officer of the Company or any Subsidiary and may rely upon the advice of counsel in connection with the administration of the Plan and shall be fully protected in relying upon information or advice.

                  (e) Notwithstanding anything to the contrary in the Plan,
            neither the Board nor the Committee shall have any authority to take any action under the Plan where such action would affect the Company's ability to account for any business combination as a "pooling of interests."

            12. Amendment or Discontinuance: The Board may alter, amend, suspend or discontinue the Plan, but may not, without approval of the holders of a majority of the Company's Common Stock make any alteration or amendment thereof which would permit the total payments under the Plan for any year to exceed the limitations provided in paragraph 7 hereof or to allow for the issuance of Company Common Stock in excess of the limitation provided in paragraph 6(c).


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            13. Effective Date: The Plan will be effective on August 6, 2001.


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